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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Mandalay Resort Group on Form S-3 of our report dated March 6, 2003 (except for Note 18, as to which the date is April 2, 2003) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Mandalay Resort Group's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments Hedging Activities", No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133", and No. 142, "Goodwill and Other Intangible Assets"), appearing in the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2003, and Amendment No. 1 thereto on Form 10-K/A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 25, 2003

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  Exhibit 23.3